Exhibit 99.1

Contact:	John L. Morgan
763-520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES YEAR END RESULTS

Minneapolis, MN (February 11, 2004)  —  Winmark Corporation (Nasdaq: WINA) announced today net income for the year ended December 27, 2003 of $4,013,100 or $.63 per share diluted, compared to net income of $3,828,900 or $.63 per share, in 2002.  The fourth quarter 2003 net income was $1,030,400, or $.16 per share diluted, compared to net income of $970,300, or $.16 per share diluted, for the same period last year.  Revenues for the year were $31,243,400, down from $33,425,100 in 2002.

John L. Morgan, Chairman and Chief Executive Officer, stated, “In 2003, we made significant changes to position Winmark for future growth.  Our franchise business, Winmark Business Solutions, and our strategic investments provide a platform for that growth.”

Winmark Corporation develops franchises, provides business services and operates value-oriented retail concepts for stores that buy, sell, trade and consign used and new merchandise.  At December 27, 2003, there were 812 franchise and retail stores in operation under the Company’s brands and an additional 25 franchises awarded but not open.  Of the stores in operation, there were 449 Play It Again Sports, 212 Once Upon A Child, 107 Plato’s Closet and 44 Music Go Round stores.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to how changes we made in 2003 will affect future performance, Company growth, the strength of the Company’s operating position in the future and future results from operations.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual results may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	December 27, 2003	December 28, 2002
ASSETS
Current Assets:
Cash and cash equivalents	$4,153,300	$4,730,000
Marketable securities	2,343,500	1,874,800
Receivables, less allowance for doubtful accounts of $291,200 and $357,700	2,341,300	2,612,100
Inventories	528,600	720,900
Prepaid expenses and other	305,800	583,900
Deferred income taxes	602,100	795,100
Total current assets	10,274,600	11,316,800

Long-term investments	7,783,800	3,498,800
Long-term receivables, net	62,400	130,300
Property and equipment, net	202,200	349,900
Other assets, net	602,600	544,300
Deferred income taxes	233,800	344,700
	$19,159,400	$16,184,800

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,491,400	$1,643,000
Accrued liabilities	1,544,500	1,975,200
Current deferred revenue	604,400	575,700
Total current liabilities	3,640,300	4,193,900

Long-term deferred revenue	113,900	90,200

Shareholder’s Equity:
Common stock, no par, 10,000,000 shares authorized, 5,671,596 and 5,757,197 shares issued and outstanding	2,996,300	3,723,300
Other comprehensive income (loss)	144,500	(73,900)
Retained earnings	12,264,400	8,251,300

Total shareholders’ equity	15,405,200	11,900,700
	$19,159,400	$16,184,800

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Quarter Ended		Fiscal Year Ended
	December 27, 2003	December 28, 2002	December 27, 2003	December 28, 2002
REVENUE:
Royalties	$4,216,900	$4,025,900	$16,333,700	$16,447,900
Merchandise sales	2,825,900	3,359,300	13,427,600	15,466,100
Franchise fees	290,000	174,000	860,300	769,000
Other	128,100	134,600	621,800	742,100
Total revenue	7,460,900	7,693,800	31,243,400	33,425,100

COST OF MERCHANDISE SOLD	2,244,600	2,578,900	10,692,400	12,355,000

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,399,800	3,380,000	14,155,900	14,746,100

Income from operations	1,816,500	1,734,900	6,395,100	6,324,000

LOSS FROM EQUITY INVESTMENT	(72,200)	—	(136,300)	—

INTEREST AND OTHER INCOME (LOSS)	(55,200)	105,900	283,900	308,600

INTEREST EXPENSE	—	(223,600)	—	(264,200)

Income before income taxes	1,689,100	1,617,200	6,542,700	6,368,400

PROVISION FOR INCOME TAXES	658,700	646,900	2,529,600	2,539,500

NET INCOME	$1,030,400	$970,300	$4,013,100	$3,828,900

NET INCOME PER COMMON SHARE - BASIC	$.18	$.17	$.71	$.69

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	5,669,096	5,743,997	5,665,700	5,575,186

NET INCOME PER COMMON SHARE - DILUTED	$.16	$.16	$.63	$.63

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	6,433,171	6,232,588	6,321,127	6,079,400